SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  ___   )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.

 iSUN, INC.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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iSun INC.
400 Avenue D, Suite 10
Williston, VT 05495

NOTICE OF POSTPONEMENT AND RESCHEDULING OF 2020 AND 2021 ANNUAL MEETINGS OF STOCKHOLDERS

The 2020 and 2021 Annual Meetings of Stockholders (the “Meetings”) of iSun Inc., a Delaware corporation (the “Company”), originally scheduled to be held on Tuesday, May 11, 2021, have been postponed and rescheduled and will now be held on Tuesday, May 25, 2021, with the 2020 Annual Meeting beginning at 1:00 p.m. (Eastern Time), and the 2021 Annual Meeting of Stockholders to be held immediately after the conclusion of the 2020 Annual Meeting, exclusively via live audio-only webcast.

No changes have been made to the record date, the access information for the Meetings or the proposals to be brought before the Meetings, which are presented in the Proxy Statements filed with the Securities and Exchange Commission on April 27, 2021 and distributed to the Stockholders.

We decided to postpone the Meetings due to unexpected delays in the process of printing and mailing materials to the Stockholders on a timely basis.  Accordingly, we have decided to postpone the Meetings in order to allow Stockholders sufficient time to consider and vote upon the proposals to be brought before the Meetings.

We sincerely apologize for any inconvenience this postponement may cause you and very much appreciate your understanding. If you have any questions regarding any of the foregoing information, please contact the Company at (802) 658-3378.

By Order of the Board of Directors Jeffrey Peck, Chief Executive Officer

May 10, 2021

Whether or not you attend the Meetings, it is important that your shares be represented and voted at the Meetings.  If you have already submitted a Proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.

If you have already submitted your Proxy or voting instructions and wish to change your vote, you may change your vote or revoke your Proxy at any time before it is voted at the Meetings by following the instructions provided in the Proxy Materials you have received.

If you have not yet submitted a Proxy or voting instructions, you may vote your shares by following the instructions in the Proxy Materials you have received.

Important Notice Regarding the Availability of Proxy Materials for the 2020 and 2021 Annual Meetings of Stockholders to be Held on May 25, 2021.

The Proxy Statements for the 2020 and 2021 Annual Meetings, this Supplement and our Annual Reports on Form 10-K for the years ended December 31, 2019 and December 31, 2020  are available at the following secure website address: https://www.proxyvote.com